Exhibit 10.1

LEASE EXTENSION AND MODIFICATION AGREEMENT
BY AND BETWEEN
SCIENTIFIC LEARNING CORPORATION (TENANT)
AND
ROTUNDA PARTNERS II, LLC (LANDLORD)

REFERENCE DATE: OCTOBER 1, 2012

Whereas, Landlord and Tenant previously entered into an Office Building Lease, dated October 1, 2003, for Premises on the sixth floor known as Suite 600, 300 Frank H. Ogawa Plaza, Oakland, CA;

Whereas, Tenant has a security deposit of $850,000 on file with Landlord and wishes to apply part of its security deposit towards its monthly rental obligation;

Whereas, Tenant’s lease expires on December 31, 2013 and Tenant wishes to extend the lease expiration for two (2) additional years commencing January 1, 2014 (Extension Term);

Whereas, Tenant wishes to decrease the size of its existing Premises from 30,484 to 14,200 gross rentable square feet located on 6th floor, on the Broadway/17th Street side of the Rotunda Building and relinquish its remaining office leased space (Exhibit A).

Now therefore, it is hereby agreed as follows:

1.
Extension:  Tenant extends its lease for an additional two (2) years from 1/1/2014 through 12/31/2015 for the approximately 14,200 gross rentable square feet on the Broadway side of the building as identified in Exhibit A.

2.	Rental Rate: The Rental Rate effective 1/1/2014 shall be $2.35 per square foot per month ($33,370 per month).

3.
Operating Expenses/Annual Increases:  Tenant shall not be obligated to pay any common area Operating Expenses during the Extension Term and there shall be no Annual rent Increases during the Extension Term.

4.
Security Deposit:  Effective with the October 2012 rent obligation, Tenant may apply $50,000 of its Security Deposit per month towards the rent over the remaining fifteen (15) months of its original lease term; therefore, the remaining Security Deposit on file with Landlord shall be $100,000 effective January 1, 2013 for the Extension Term .

5.	Additional Rent Reduction: Effective with the January 2013 rent, from January 1, 2013 through December 31, 2013, Tenant shall have a rent reduction of $10,000 per month totaling $120,000.

300 Frank H. Ogawa Plaza, STE 340, Oakland, CA 94612 ● TEL: (510) 268-8500 ● FAX: (510) 834-5380

6.
Delayed Rental Payment:   Tenant may, at its sole discretion, delay payment of rent for December 2012 to January 3, 2013 by providing Landlord with written notice of its intent to delay the payment no later than November 10, 2012.

7.
Relinquished Space: Tenant shall vacate the Premises, located along the dome and the 7th floor within 45 days of written notice by Landlord but in no event later than December 31, 2013 and return possession to Landlord; however, Tenant shall continue to pay full rent pursuant to the Lease on its entire space less the $10,000 per month reduction as described in #5 above until the expiration of the original lease term. If Landlord rents the relinquished space prior to December 1, 2013, then after pro-rating all leasing and improvement costs, Tenant shall receive 40% of any rent collected for the time period through December 2013. Tenant has no obligation for and is not responsible to reimburse Landlord for any leasing/improvement costs; only to continue paying its rental obligation less collected rent credits as described herein. If tenant has not vacated its space and returned possession to Landlord by within the 45 days after notice as described above, tenant shall not be entitled to any of the $10,000 per month rent credits for the entire last 12 months of the original lease term. Tenant shall not be obligated to remove any furniture or supplies from the vacated space until given 40 day written notice to do so by Landlord and Tenant may have access to vacated premises for occasional use up and until 40 days after tenant receives written notice from Landlord, which may be given by Landlord at its sole discretion.

8.	Validity: This Agreement shall not be valid unless executed by both Parties.

All other terms and conditions of the existing lease shall remain in force and effect.

LESSOR:		LESSEE:
Rotunda Partners II LLC		Scientific Learning Corporation, a Delaware Corporation.

By:	/s/ Len Epstein	By:	/s/ Chris Brookhart
	Len Epstein		Chris Brookhart

Its:	Managing Member	Its:	SVP and General Counsel
Date:	10-3-2012		Date:	10/3/2012